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SI FINANCIAL GROUP, INC. REPORTS RESULTS FOR THE QUARTER AND THE YEAR ENDED
DECEMBER 31, 2005

Willimantic, Connecticut--March 1, 2006--SI Financial Group, Inc. (the "Company") (NASDAQ National Market: SIFI), the holding company of Savings Institute Bank and Trust Company (the "Bank"), reported net income of $838,000, or $0.07 basic and diluted earnings per common share, for the quarter ended December 31, 2005 versus net income of $1.1 million, or $0.09 basic and diluted earnings per common share, for the quarter ended December 31, 2004. Net income for year ended December 31, 2005 was $3.4 million, or $0.28 basic and diluted earnings per common share, compared to $1.3 million for the year ended December 31, 2004. Per share data is not presented for the year ended December 31, 2004, as the Company had no shares outstanding prior to the Company's initial public offering on September 30, 2004.

Net income decreased for the quarter ended December 31, 2005, compared to the same quarter in 2004, due to higher noninterest expenses primarily related to branch expansion. For the year ended December 31, 2005, net income was affected by increases in net interest and dividend income and noninterest income and a decrease in the provision for loan losses, offset by an increase in noninterest expenses. Lower net income for 2004 was mainly attributable to the establishment and funding of SI Financial Group Foundation with 251,275 shares of the Company's common stock, which resulted in a charitable contribution expense of $2.5 million, or $1.7 million, net of tax.

Net interest and dividend income increased 5.7% to $5.6 million for the quarter ended December 31, 2005 from $5.3 million for the quarter ended December 31, 2004 and increased 13.4% to $21.8 million for the year ended December 31, 2005 from $19.2 million for the year ended December 31, 2004. Net interest and dividend income for both the quarter and the year ended December 31, 2005 rose mainly due to an increase in the average balance of interest-earning assets, offset by an increase in the cost of funds.

The provision for loan losses totaled $100,000 for the fourth quarter of 2005, representing a decrease of $50,000 over the same period in 2004. The provision for loan losses decreased $140,000 for 2005 compared to 2004. The lower provision reflects a higher quality loan portfolio, as evidenced by a $704,000 reduction in nonperforming loans and by net loan recoveries of $61,000 for the year ended December 31, 2005 compared to net charge-offs of $38,000 for the year ended December 31, 2004.

Noninterest income was $1.9 million for the quarter ended December 31, 2005 compared to $1.1 million for the quarter ended December 31, 2004. Noninterest income increased $2.1 million to $6.3 million for the year ended December 31, 2005 compared to $4.2 million for the same period in 2004. For the quarter and the year ended December 31, 2005, service fees increased $413,000 and $1.3 million, respectively, as a result of the expansion of the Bank's deposit-related products. Also contributing to the rise in noninterest income were increases in wealth management fees of $341,000 and $359,000, respectively, for the three months and the twelve months ended December 31, 2005 due primarily to the acquisition of a third-party trust services organization in November 2005. The net gain on the sale of loans of $190,000 for 2005 resulted from the sale of $35.5 million of predominately fixed-rate residential mortgage loans. Higher loan sales in 2005 reflect the Bank's initiative to mitigate interest rate risk and to manage liquidity in a rising interest rate environment.

Noninterest expenses were $6.1 million for the quarter ended December 31, 2005 compared to $4.6 million for the quarter ended December 31, 2004. Noninterest expenses increased by $1.6 million for 2005 compared to 2004. For the quarter and the year ended December 31, 2005, the increase in noninterest expenses reflected higher compensation costs, relating to additional salaries, benefits and taxes for increased staffing levels in response to the expansion of branch facilities as well as the amortization of share-based compensation awards. Share-based compensation expense totaled $190,000 and $476,000, respectively, for the quarter and the year ended December 31, 2005. Occupancy and equipment expense increased primarily due to an increase in operating lease payments, depreciation expense and other occupancy-related expenses associated with branch expansion. Professional services expenses were greater in 2005 versus 2004 from higher legal and auditing costs associated with the Company's public reporting requirements and consulting costs for assistance with Sarbanes Oxley compliance. Additionally, marketing costs rose in response to aggressive marketing campaigns. During 2004, noninterest expenses included the charitable contribution to SI

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Financial Group Foundation of $2.5 million and a $337,000 impairment charge to reduce the carrying value on a former branch facility to its estimated fair value.

Total assets grew $67.2 million, or 10.8%, to $691.9 million at December 31, 2005 from $624.6 million at December 31, 2004. Contributing to the increase in assets were increases of $65.8 million in net loans receivable, $2.3 million in premises and equipment and $1.3 million in Federal Home Loan Bank stock, offset by decreases of $4.8 million in cash and cash equivalents and $538,000 in available for sale securities. The increase in net loans receivable reflects strong loan originations, offset by higher loan sales. Additional capital expenditures associated with branch expansion contributed to the increase in premises and equipment during 2005. Federal Home Loan Bank stock rose in response to an increase in Federal Home Loan Bank borrowings. Available for sale securities decreased as a result of a reduction in mortgage-backed securities and higher unrealized holding losses.

Total liabilities were $611.8 million at December 31, 2005 compared to $543.8 million at December 31, 2004. Deposits increased $51.5 million, or 11.3%, reflecting a rise in certificates of deposit and NOW and money market accounts. Borrowings increased from $79.9 million at December 31, 2004 to $95.1 million at December 31, 2005, resulting from an increase in FHLB advances utilized to fund loan growth.

Total stockholders' equity decreased $766,000 from $80.8 million at December 31, 2004 to $80.0 million at December 31, 2005. The decrease in equity related to the implementation of the Company's equity incentive plan of $2.5 million, an increase in net unrealized holding losses on available for sale securities aggregating $1.3 million (net of taxes), dividends declared of $590,000 and treasury share purchases of $148,000, offset by earnings of $3.4 million. The Company's investment securities portfolio, which includes primarily government-sponsored enterprises and mortgage-backed securities, was unfavorably affected by market rates and reported higher unrealized losses on available for sale securities for the period. As previously announced, the Company declared a cash dividend of $0.03 per outstanding common share, for a total distribution of $158,000, on December 21, 2005 and paid on January 27, 2006 to shareholders of record as of January 6, 2006. The total amount of the dividend reflects SI Bancorp, MHC's, the Company's mutual holding company parent, waiver of receipt of its dividend.

The Company continues to utilize its proceeds from the initial public offering to invest in loans and securities, branch expansion and the development of the Company's infrastructure and employees. The Bank looks forward to the opening of its new branch locations in East Lyme and Gales Ferry, Connecticut during the first and third quarters, respectively, in 2006.

"2005 was an especially gratifying year as the results continue to reflect the successful implementation of the Company's strategic plan," said President and Chief Executive Officer, Rheo A. Brouillard. "We continue to have double-digit growth in both deposits and loans, primarily in the commercial loan portfolio. In our financial advisory services area, assets under management coupled with the integration of the third-party trust servicing unit has resulted in higher levels of noninterest income; a key strategy to offsetting narrowing interest margins," Brouillard concluded.

Savings Institute Bank and Trust Company is headquartered in Willimantic, Connecticut, with seventeen offices in eastern Connecticut. The Bank is a full service community-oriented financial institution dedicated to servicing the financial service needs of consumers and businesses within its market area.

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THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WHICH MAY DESCRIBE FUTURE
PLANS AND STRATEGIES, INCLUDING OUR EXPECTATIONS OF FUTURE FINANCIAL RESULTS. MANAGEMENT'S ABILITY TO PREDICT RESULTS OR THE EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. AMONG THE FACTORS THAT COULD AFFECT OUR ACTUAL RESULTS INCLUDE MARKET INTEREST RATE TRENDS, THE GENERAL REGIONAL AND NATIONAL ECONOMIC MARKET, OUR ABILITY TO CONTROL COSTS AND EXPENSES, OUR ABILITY TO OPERATE NEW BRANCH OFFICES PROFITABLY, ACTIONS BY OUR COMPETITORS AND THEIR PRICING, LOAN DELINQUENCY RATES AND CHANGES IN FEDERAL AND STATE REGULATION. AS WE HAVE NO CONTROL OVER ANY OF THESE FACTORS, THEY SHOULD BE CONSIDERED IN EVALUATING ANY FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW OR REGULATION, SI FINANCIAL GROUP, INC. DISCLAIMS ANY OBLIGATION TO UPDATE SUCH FORWARD-LOOKING STATEMENTS.

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

SELECTED FINANCIAL CONDITION DATA:

------------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS / UNAUDITED)                         December 31,      December 31,
                                                              2005              2004
------------------------------------------------------------------------------------------
ASSETS
Noninterest-bearing cash and due from banks              $     16,317      $     21,647
Interest-bearing cash and cash equivalents                      9,629             9,128
Investment securities                                         125,657           124,870
Loans held for sale                                               107               200
Loans receivable, net                                         513,775           447,957
Cash surrender value of life insurance                          7,837             7,561
Other assets                                                   18,546            13,286
                                                         ---------------------------------

            Total assets                                 $    691,868      $    624,649
                                                         =================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits                                            $    509,297      $    457,758
     Borrowings                                                95,146            79,891
     Other liabilities                                          7,382             6,191
                                                         ---------------------------------
         Total liabilities                                    611,825           543,840
                                                         ---------------------------------

Stockholders' equity                                           80,043            80,809
                                                         ---------------------------------

         Total liabilities and stockholders' equity      $    691,868      $    624,649
                                                         =================================


SELECTED OPERATIONS DATA:

------------------------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS / UNAUDITED)                  Three Months Ended          Twelve Months Ended
                                                        December 31,                December 31,
                                                        ------------                ------------
                                                   2005             2004         2005          2004
------------------------------------------------------------------------------------------------------
Interest and dividend income                     $ 9,110        $   7,766    $   33,905   $   28,603
Interest expense                                   3,509            2,469        12,131        9,400
                                                 -----------------------------------------------------
     Net interest and dividend income              5,601            5,297        21,774       19,203
                                                 -----------------------------------------------------

Provision for loan losses                            100              150           410          550
                                                 -----------------------------------------------------
Net interest and dividend income
     after provision for loan losses               5,501            5,147        21,364       18,653

Noninterest income                                 1,929            1,127         6,310        4,185
Noninterest expenses                               6,145            4,643        22,588       21,031
                                                 -----------------------------------------------------
Income before provision for
     income taxes                                  1,285            1,631         5,086        1,807

Provision for income taxes                           447              529         1,689          519
                                                 -----------------------------------------------------
Net income                                       $   838        $   1,102    $    3,397   $    1,288
                                                 =====================================================

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

SELECTED OPERATIONS DATA - CONTINUED:

-------------------------------------------------------------------------------------------------------
(UNAUDITED)                                      Three Months Ended            Twelve Months Ended
                                                    December 31,                  December 31,
                                                    ------------                  ------------
                                                2005             2004           2005        2004
-------------------------------------------------------------------------------------------------------
Earnings per common share:
     Basic                                   $      0.07      $      0.09    $      0.28         N/A
     Diluted                                 $      0.07      $      0.09    $      0.28         N/A

Weighted-average common shares outstanding:
     Basic                                    11,876,692       12,071,339     12,016,800         N/A
     Diluted                                  11,928,091       12,071,339     12,041,316         N/A


SELECTED FINANCIAL RATIOS:

-----------------------------------------------------------------------------------------------------------
                                                      At or For the Three        At or For the Twelve
              (DOLLARS IN THOUSANDS)                     Months Ended                Months Ended
                                                         December 31,                December 31,
                                                         ------------                ------------
                                                       2005         2004           2005           2004
-----------------------------------------------------------------------------------------------------------
SELECTED PERFORMANCE RATIOS: (1)
Return on average assets                                0.49 %       0.72 %         0.52 %        0.23 %
Return on average equity                                4.15         5.45           4.19          2.77
Interest rate spread                                    3.08         3.36           3.19          3.41
Net interest margin                                     3.47         3.68           3.56          3.64
Efficiency ratio (2)                                   81.61        72.31          80.60         89.29

ASSET QUALITY RATIOS:
Allowance for loan losses                                                       $  3,671      $  3,200
Allowance for loan losses as a percent of total
     loans                                                                          0.71 %        0.71 %
Allowance for loan losses as a percent of
     nonperforming loans                                                         1529.58        338.98
Nonperforming loans                                                             $    240      $    944
Nonperforming loans as a percent of total
     loans                                                                          0.05 %        0.21 %
Nonperforming assets (3)                                                        $    565      $    944
Nonperforming assets as a percent of total
     assets                                                                         0.08 %        0.15 %

(1)  Quarterly ratios have been annualized.
(2) Represents noninterest expenses divided by the sum of net interest and dividend income and noninterest income, less any realized gains or losses on the sale of securities. The efficiency ratio, excluding the effect of the contribution to SI Financial Group Foundation, for the year ended
     December 31, 2004 was 78.62%.
(3) Nonperforming assets consist of nonperforming loans and other real estate owned.

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

       CONTACT:
                  SI Financial Group, Inc.
                  Sandra Mitchell:  (860) 423-4581